Exhibit 10.3

(Space above this line for recording purposes only.)
[__________________________] and
[___________________________________],
together, as mortgagor
to
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as mortgagee

FORM OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
Dated: As of ________, 2015
Location: ____________________
                         ____________________

County: ____________________

After recording return to:
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726
Attention: Maurice H. Sullivan, III, Esq.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of ____________, 2015 (the “Effective Date”), by [__________________________], a Delaware limited liability company (“Owner”), and [__________________________], a Delaware limited liability company (“Operator”) (Owner and Operator are collectively and together with their permitted successors and assigns, individually or collectively (as the context requires) referred to herein as “Mortgagor”), whose address is c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel, as mortgagor, for the benefit of JPMORGAN CHASE BANK, N.A. (“Agent”), as Administrative Agent for the benefit of the Lenders (defined below) from time to time parties to the Credit Agreement (defined below) (Agent, in such capacity, together with its successors and assigns, “Mortgagee”), whose address is 383 Madison Avenue, New York, New York 10179, Attention: Mohammad S. Hasan, as mortgagee. All capitalized terms not defined herein shall have the respective meanings set forth in the Credit Agreement (defined below).
RECITALS:
A.    Owner is the fee simple owner of the real estate described on Exhibit A attached hereto and the lessor under the Operating Lease (as defined below).
B.    Operator is the lessee under the Operating Lease.
C.    Owner, Operator, [________________________], and [________________________] (collectively, “Borrower”), as borrower, and Agent, as administrative agent for the banks and other financial institutions from time to time party thereto as lenders (Agent and/or such banks or such other financial institutions, collectively or individually together with each of their respective successors and assigns, “Lenders”) have entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (as the same may be further amended, restated, replaced, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).
D.    Under the terms of the Credit Agreement, the Lenders have made a loan to and for the account of Borrower (whether one or more, collectively, the “Loan”), which Loan is evidenced by, among other things, certain promissory notes executed in connection with the Credit Agreement (such promissory note or promissory notes, together with all extensions, renewals, replacements, restatements or other modifications thereof, whether one or more being hereinafter collectively referred to as the “Notes”). The Credit Agreement, the Notes and the other documents executed in connection with, or to guaranty, evidence or secure, in whole or in part, the indebtedness and obligations evidenced thereby, as they may from time to time be amended, restated, replaced or otherwise modified and in effect from time to time, to be referred to herein as the “Loan Documents”).
E.    Mortgagor is required by the Credit Agreement to grant to Mortgagee, as security for the payment and performance of the indebtedness and obligations evidenced by the Loan Documents (collectively, the “Obligations”) a valid, enforceable, first priority lien and security interest in the Property (as defined below).
F.    Lenders’ commitments under the Credit Agreement and the Notes to make Revolving Loans shall be in the maximum aggregate amount of up to $400,000,000, and it is the intention of Mortgagor and

Mortgagee that this Security Instrument secure the payment of all such amounts and that all such amounts be included in the Obligations secured hereby.
G.    This Security Instrument secures the Obligations.
H.    It is in the best interest of Mortgagor to execute this Security Instrument inasmuch as Mortgagor will derive substantial direct and indirect benefits from the Loan.
ARTICLE 1.GRANTS OF SECURITY
Section 1.1.    PROPERTY MORTGAGED. Pursuant to the terms of Section 1.3 and Section 1.5 below, Mortgagor does hereby irrevocably MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE, ASSIGN, WARRANT, TRANSFER and CONVEY, subject to the Permitted Liens, to Mortgagee, with MORTGAGE COVENANTS, upon the STATUTORY CONDITION and with the STATUTORY POWER OF SALE, and grant a security interest in and to the following property, rights, interests, and estates now owned or hereafter acquired by Mortgagor (collectively, the “Property”):
(a)    Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);
(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the Lien of this Security Instrument;
(c)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(d)    Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements including, but not limited to, the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements, and every part and parcel thereof, with the appurtenances thereto;
(e)    Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air-conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, food carts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (hereinafter collectively called the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), or equipment leases superior in priority to the Lien of this Security Instrument and all proceeds and products of all of the above;
(f)    Operating Lease. That certain Lease Agreement dated as of [_______________], by and between [_______________________________________________________] and [______________________________________________] (as amended, extended and assigned and in effect from time to time, the “Operating Lease”), and the leasehold estate created thereby, including all assignments, modifications, extensions and renewals of the Operating Lease and all credits, deposits, options, privileges and rights of Operator as tenant under the Operating Lease, including but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Operating Lease for a succeeding term or terms, and also including all the right title, claim or demand whatsoever of Operator either in law or in equity, in possession or expectancy, of, in and to Operator’s rights, as tenant under the Operating Lease, to elect under Section 365(h)(1) of the Bankruptcy Code, Title 11 U.S.C.A. §101 et seq. (the “Bankruptcy Code”) to terminate or treat the Operating Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the lessor thereunder, and (ii) the rejection of the Operating Lease by the lessor thereunder, as debtor in possession, or by a trustee for the lessor thereunder, pursuant to Section 365 of the Bankruptcy Code;
(g)    Leases and Rents. All leases, subleases, rental agreements, registration cards and agreements, if any, and other agreements whether or not in writing affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into (including, without limitation, the Operating Lease) and all extensions, amendments and modifications thereto, whether before or after the filing by or against Mortgagor of any petition for relief under Creditor’s Rights Laws (defined below) (collectively, the “Leases”), and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues, registration fees, if any, and profits (including all oil and gas or other mineral royalties and bonuses and all rents, revenues, bonus money, royalties, rights and benefits accruing to Mortgagor under all present and future oil, gas and mineral leases on any parts of the Land and the Improvements) from the Land and the Improvements, all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from the operation of the hotel on the Land and/or the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Land and/or Improvements, or personalty located thereon, or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land and/or the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under Creditors Rights Laws (the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations. As used herein, the term “Creditors Rights Laws” shall mean any existing or future Laws of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors;
(h)    Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property whether required by this Security Instrument or the Credit Agreement or not, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);
(i)    Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”);
(j)    Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(k)    Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee or Lenders in the Property;
(l)    Agreements. All other agreements, management agreements, operating agreements, franchise agreements, license agreements, contracts, certificates, chattel paper (whether tangible or electronic), instruments, franchises, permits, licenses, plans, specifications and other documents (including electronic documents), now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of any part of the Land and Improvements or any business or activity conducted on any part of the Land and

Improvements including, but not limited to, the Management Agreement and any and all agreements executed in connection therewith, and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, during the occurrence of any Event of Default, to receive and collect any sums payable to Mortgagor thereunder;
(m)    Intangibles. All trade names, trademarks, service marks, logos, copyrights, goodwill, books and records, tenant or guest lists, advertising materials, telephone exchange numbers identified in such materials, and all other general intangibles relating to or used in connection with the operation of the Land, the Improvements and the Personal Property;
(n)    Mortgagor Accounts. All right, title and interest of Mortgagor, if any, arising from the operation of the Land and the Improvements in and to all payments for goods or property sold, leased or occupied or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper (hereinafter referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Mortgagor’s rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the MasterCard or other similar credit cards, (iii) Mortgagor’s rights in, to and under all purchase orders for goods, services or other property, (iv) Mortgagor’s rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Mortgagor) and (vi) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom;
(o)    Reserve Accounts. All Accounts, Account Collateral, reserves, working capital, escrows and deposit accounts required under the Credit Agreement, the other Loan Documents, the Operating Lease, any management agreement or any other agreement assigned or collaterally assigned to Mortgagee, or otherwise maintained by Mortgagor, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(p)    Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Cause of Action”);
(q)    Security Interests. All right, title and interest of the lessor or lessee under the Operating Lease as secured party in the personal property and collateral pursuant to any security interest granted by lessees or by operation of Laws thereunder;
(r)    Miscellaneous. To the extent not set forth in this Section 1.1, the Collateral defined in Section 1.3 below;

(s)    Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (r) above including, without limitation, Insurance Proceeds and Awards and Causes of Action which may at any time be converted into cash or liquidation claims; and
(t)    Other Rights. Any and all other rights of Mortgagor in and to the items set forth in subsections (a) through (s) above.
Section 1.2.    ASSIGNMENT OF RENTS. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Credit Agreement and Section 8.1(h) of this Security Instrument, Mortgagee grants to Mortgagor a revocable license to (i) collect, receive, use and enjoy the Rents and Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Obligations, for use in the payment of such sums, and (ii) enforce the terms of the Leases.
Section 1.3.    SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Mortgagee, as security for the Obligations, a security interest in the following properties, assets and rights of Mortgagor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (as each of the foregoing terms is defined in the Uniform Commercial Code) to the full extent that the Collateral may be subject to the Uniform Commercial Code.
Section 1.4.    FIXTURE FILING. Without in any manner limiting the generality of any of the other provisions of this Security Instrument: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Security Instrument; (b) this Security Instrument is to be filed of record in the real estate records as a financing statement and shall constitute a “fixture filing” for purposes of the Uniform Commercial Code; and (c) Owner is the record owner of the real estate or interests in the real estate constituting the Property hereunder, subject to the Permitted Liens. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property or other applicable records in the office of the Recorder where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering as-extracted minerals or the like (including oil and gas) and accounts subject to the applicable provisions of the Uniform Commercial Code of the State in which the Property is located. The address of the Debtor (Mortgagor) is set forth on the first page hereof and the address of the Secured Party (Mortgagee) is set forth below. In that regard, the following information is provided:

Name of First Debtor:	[_________________________________]
Type of Organization:	[_________________________________]
State:	[_________________________________]
Organizational ID Number:	[___________________________________]
Name of Secured Party:	[_________________________________]
Address of Secured Party:	[___________________________________]
Name of Second Debtor:	[_________________________________]
Type of Organization:	[_________________________________]
State:	[_________________________________]
Organizational ID Number:	[_________________________________]
Name of Secured Party:	[_________________________________]
Address of Secured Party:	[___________________________________]
Section 1.5.    CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto Mortgagee and to the use and benefit of Mortgagee and Lenders and their successors and assigns, forever; PROVIDED, HOWEVER, these presents are upon the express condition that, upon final payment and performance of the Obligations or the full and final release of this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.
Section 1.6.    GRANTS TO MORTGAGEE. This Security Instrument and the grants, assignments and transfers made to Mortgagee in this Article 1 shall inure to Mortgagee solely in its capacity as Lenders’ administrative agent under the Credit Agreement.
Section 1.7.    HOMESTEAD. None of the Property forms any part of any property owned, used or claimed by Mortgagor as a residence or business homestead. None of the Property is exempt from forced sale under the Laws of the State of New York and, to the extent applicable, the state in which Land and Improvements are located. Mortgagor hereby disclaims and renounces each and every claim to the Property as a homestead.
ARTICLE 2.     OBLIGATIONS SECURED
Section 2.1.    OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Obligations, including any advances made by Mortgagee or any Lender for the construction, improvement, operation, repair, maintenance, preservation or protection of the Property and the security for payment of the Obligations, whether such future advances are obligatory or are made at Mortgagee’s or such Lender’s option, for any purpose, any other future advances by Mortgagee and Lenders to Mortgagor described in Section 20.2(a)(ii), and any other future advances by Mortgagee and Lenders to Mortgagor that recite that they are secured by this Security Instrument.

Section 2.2.    PAYMENT OF OBLIGATIONS. Mortgagor will pay and perform the Obligations at the time and in the manner provided in the Credit Agreement and the other Loan Documents, subject to and as required by the terms and provisions thereof including, without limitation, any non-recourse provisions expressly set forth therein.
Section 2.3.    INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Credit Agreement (including, without limitation, the exculpatory provisions set forth in Section 12.09 thereof), (b) the Notes and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
ARTICLE 3.     PROPERTY REPRESENTATIONS AND COVENANTS
Mortgagor represents, warrants, covenants and agrees as follows:
Section 3.1.    INSURANCE. Mortgagor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the Credit Agreement.
Section 3.2.    TAXES AND OTHER CHARGES. Mortgagor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively, “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Credit Agreement.
Section 3.3.    LEASES. Mortgagor shall not (and shall not permit any other applicable Person to) enter into or modify any Leases for all or any portion of the Property except in accordance with the provisions of the Credit Agreement.
Section 3.4.    WARRANTY OF TITLE. Mortgagor has good and marketable title to the Property, subject only to the Permitted Liens, and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Owner possesses an unencumbered fee simple absolute estate in the Land described on Exhibit A and the Improvements, subject only to the Permitted Liens. Subject to the Permitted Liens, Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and forever defend the same to Mortgagee and/or Lenders, as applicable, against the claims of all Persons whatsoever. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority Lien on the Property, subject only to Permitted Liens and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens.
Section 3.5.    PAYMENT FOR LABOR AND MATERIALS.
(a)    Subject to Section 3.5(b) below, Mortgagor will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (each, a “Work Charge”) and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest other than the Permitted Liens, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests hereof except for the Permitted Liens. Mortgagor represents there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.
(b)    After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Mortgagor or to the Property or any alleged non-payment of any Work Charge, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the duration of such legal proceeding; (iv) Mortgagor shall promptly upon final determination thereof pay (or cause to be paid) any such Work Charge determined to be valid, applicable and unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Mortgagor shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Mortgagor shall furnish (or cause to be furnished) such security as may be required in the proceeding by applicable Laws or Legal Requirements, or as may be reasonably requested by Mortgagee, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Mortgagee may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the sole but reasonable judgment of Mortgagee, the validity, applicability and non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost during or as a result of such legal proceeding or Work Charge.
Section 3.6.    MAINTENANCE AND USE OF PROPERTY, WASTE, USE. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair in accordance with the terms of the Credit Agreement. Subject to the terms of the Credit Agreement, the Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) without the consent of Mortgagee. Subject to the terms of the Credit Agreement, Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Subject to the terms of the Credit Agreement, Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. Subject to the provisions of the Credit Agreement with respect thereto, if under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Mortgagee. Mortgagor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the rise of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. The Property shall be used only for a hotel and any ancillary uses relating thereto, and for no other uses without the prior written consent of Mortgagee.

Section 3.7.    OPERATING LEASE. Mortgagor represents that the description of the Operating Lease in Section 1.1 above is a true, complete and accurate description of the Operating Lease.
ARTICLE 4.     FURTHER ASSURANCES
Section 4.1.    COMPLIANCE WITH CREDIT AGREEMENT. Mortgagor shall comply with all covenants set forth in the Credit Agreement relating to acts or other further assurances to be made on the part of Mortgagor in order to protect and perfect the Lien or security interest hereof upon, and in the interest of Mortgagee and Lenders in, the Property.
Section 4.2.    AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Mortgagor hereby irrevocably authorizes the Mortgagee at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto and continuations thereof that (a) indicate the Collateral (i) as all assets of the Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Mortgagor is an organization, the type of organization and any organizational identification number issued to the Mortgagor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Mortgagor agrees to furnish any such information to the Mortgagee promptly upon the Mortgagee’s request. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto and continuations thereof, if filed prior to the date of this Security Instrument. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Mortgagor’s authorization above is not sufficient and Mortgagor fails or refuses to promptly execute such documents. To the extent permitted by Laws, Mortgagor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until final payment and performance of the Obligations or the full and final release of this Security Instrument.
Section 4.3.    RECORDING OF SECURITY INSTRUMENT ETC. Mortgagor, upon execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future Laws in order to publish notice of and fully to protect and perfect the Lien hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument and the other Loan Documents, including any instrument of further assurance and any modification or amendment of the foregoing documents, and all federal state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument and the other Loan Documents, including any instrument of further assurance and any modification or amendment of the foregoing documents, except where prohibited by Laws so to do.

ARTICLE 5.     DUE ON SALE/ENCUMBRANCE
Section 5.1.    NO SALE/ENCUMBRANCE. Except as and to the extent permitted by the Credit Agreement, Mortgagor shall not cause or permit a sale, conveyance, mortgage, deed, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of Laws or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any Restricted Party or any part thereof or interest therein.
ARTICLE 6.     PREPAYMENT; RELEASE OF PROPERTY
Section 6.1.    PREPAYMENT. The Obligations may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Notes and the Credit Agreement.
Section 6.2.    RELEASE OF PROPERTY. Mortgagor shall not be entitled to a release of any portion of the Property from the Lien of this Security Instrument except in accordance with the express terms and conditions of the Credit Agreement.
ARTICLE 7.     DEFAULT
Section 7.1.    EVENT OF DEFAULT. The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Credit Agreement.
ARTICLE 8.     RIGHTS AND REMEDIES UPON DEFAULT
Section 8.1.    REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor, and in and to the Property, including, but not limited to, the following actions, each of which may be pursued alternatively, concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
(a)    Mortgagee may declare the Obligations to be immediately due and payable. Notwithstanding the foregoing, if and to the extent the Credit Agreement provides for automatic acceleration of the Loan upon the occurrence of certain Events of Default, such provisions with respect to automatic acceleration shall govern and control, without any further notice, demand or other action by Lender, Mortgagee or any other Person.
(b)    With respect to foreclosure, judicial or otherwise, with respect to any of the Property:
(i)    Mortgagee may institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of Laws, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner.
(ii)    Mortgagee may, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable Laws, institute proceedings for the partial foreclosure of this Security Instrument, conducting the sale as herein provided, and without declaring the whole Obligations due, and provided that if sale is made because of default as hereinabove mentioned, such sale may be made subject to the unmatured part of the Notes and/or the Obligations secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other Obligations secured hereby, but as to such other Obligations this Security Instrument and the Liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this Section 8.1(b)(ii). It is further agreed that several sales may be made hereunder without exhausting the right of sale for any remaining Obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Property for any matured portion of any of the Obligations secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Property for any remaining Obligations secured hereby, whether matured at the time or subsequently maturing.
(iii)    Mortgagee may sell the Property in whole or in part and in such parcels and order as Mortgagee may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property has been legally sold.
(iv)    Mortgagee and/ or one or more Lenders may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations owing, in lieu of cash payment.
(v)    It shall not be necessary for Mortgagee to have constructively in its possession any part of the real or personal property covered by this Security Instrument, and the title and right of possession of said property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Security Instrument whether by power of sale herein contained or otherwise, Mortgagor or any person claiming any part of the Property by, through or under Mortgagor, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.
(vi)    The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.
(vii)    To the extent permitted by applicable Laws, any sale under the powers granted by this Security Instrument shall be a perpetual bar against Mortgagor, its heirs, successors, assigns and legal representatives.
(viii)    Mortgagee may sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by applicable Laws.

(ix)    In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
(c)    In the event any sale hereunder is not completed or is defective in the opinion of Mortgagee or the holder of any part of the Obligations, to the extent permitted by applicable Laws, such sale shall not exhaust the power of sale hereunder, and Mortgagee or such holder shall have the right to cause a subsequent sale or sales to be made by Mortgagee.
(d)    In the event of a foreclosure under the powers granted by this Security Instrument, Mortgagor and all other Persons in possession of any part of the Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Mortgagor expressly waives all damages sustained by reason thereof.
(e)    Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes, the Credit Agreement or in the other Loan Documents.
(f)    Mortgagee may recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents.
(g)    Mortgagee may apply for and shall be entitled to the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of any Mortgagor, any Borrower or Guarantor or any other guarantor or indemnitor under the Loan or any other Person liable for the payment of the Obligations.
(h)    The license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and, to the extent permitted by applicable Laws, Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the

Obligations, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee and Lenders, and their respective counsel, agents and employees. Notwithstanding the provisions of this Section 8.1(h) hereof, no credit shall be given by Mortgagee for any sum or sums received from the rents, issues and profits of the Property until the money collected is actually received by Mortgagee at its principal office, or at such other place as Mortgagee shall designate in writing, and no such credit shall be given for any uncollected rents or other uncollected amounts or bills, nor shall such credit be given for any rents, issues and profits derived from the Property after foreclosure or other transfer of the Property (or part thereof from which rents, issues and/or profits are derived pursuant to the Security Instrument or by agreement) to Mortgagee or any other third party. Receipt of rents, issues and/or profits by Mortgagee shall not be deemed to constitute a pro-tanto payment of the indebtedness evidenced by, or arising under, this Security Instrument, the Notes, the Credit Agreement or any of the other Loan Documents, but shall be applied as provided in Section 8.2.
(i)    To the extent permitted by applicable Laws, Mortgagee may exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Collateral (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral (including, without limitation, the Personal Property); and (ii) request Mortgagor at its expense to assemble the Collateral (including, without limitation, the Personal Property) and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral (including, without limitation, the Personal Property) sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Mortgagor.
(j)    Mortgagee may apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with the terms of the Credit Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Notes; (iv) amortization of the unpaid principal balance of the Notes; (v) all other sums payable pursuant to the Notes, the Credit Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Mortgagee or any Lender pursuant to the terms of this Security Instrument.
(k)    Mortgagee may surrender the insurance policies maintained pursuant to the Credit Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Obligations in such priority and proportion as Mortgagee in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums.
(l)    Mortgagee may apply the undisbursed balance of any deposit made by Mortgagor with Mortgagee in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Obligations in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion.

(m)    Mortgagee may pursue such other remedies as Mortgagee may have under applicable Laws.

Section 8.2.    APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Mortgagee on behalf of Lenders pursuant to the Notes, this Security Instrument or the other Loan Documents shall, subject to the terms and conditions of the Credit Agreement, be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper.
Section 8.3.    RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make any payment or do any act required of Mortgagor hereunder in such manner and to such extent as Lenders may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by Laws), with interest as provided in this Section 8.3, shall constitute a portion of the Obligations and shall be due and payable to Mortgagee on behalf of Lenders upon demand. All such costs and expenses incurred by Mortgagee or any Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at any default rate specified in the Credit Agreement, if any (the “Default Rate”), for the period after notice from Mortgagee or any Lender that such cost or expense was incurred to the date of payment to Mortgagee or such Lender. All such costs and expenses incurred by Mortgagee or any Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee or such Lender therefor.
Section 8.4.    ACTIONS AND PROCEEDINGS. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.
Section 8.5.    RECOVERY OF SUMS REQUIRED TO BE PAID. Mortgagee and Lenders shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Mortgagee and Lenders thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.
Section 8.6.    ADDITIONAL PROVISIONS. With respect to the Collateral, from the Effective Date until the Obligations are paid and performed in full or this Security Instrument is otherwise released by written instrument executed by Mortgagee and authorized to be recorded in the applicable public records of the jurisdiction in which the Property is located, Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Collateral, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with such power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purpose, and as may be designated in such request. To the extent permitted by Laws, any such sale or sales made under or by virtue of this Section 8.6 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law, or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor. Upon any sale made under or by virtue of this Section 8.6, Mortgagee may, to the extent permitted by Laws, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the auction and any other sums which Mortgagee is authorized to deduct by Laws or under this Security Instrument. At any sale pursuant to this Section 8.6, whether made under power herein granted, under or as otherwise authorized by applicable Laws or pursuant to Legal Requirements, or by virtue of any judicial proceeding or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to be physically present, or to have constructive possession of, the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually presented and delivered to the purchaser at such sale.
Section 8.7.    OTHER RIGHTS, ETC.
(a)    The failure of Lenders or Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument or any other Loan Document. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Lenders or Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes or the other Loan Documents, (ii) the release, regardless of consideration, of less than the whole of the Property, or of any Person liable for the Obligations or any portion thereof unless, in connection with such release, Mortgagee releases of record this Security Instrument in its entirety, or (iii) any agreement or stipulation by Mortgagee or Lenders extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Mortgagor, and neither Mortgagee nor Lenders shall have any liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Credit Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Mortgagee’s possession.
(c)    Mortgagee or Lenders may resort for the payment of the Obligations to any other security held by Mortgagee or Lenders in such order and manner as Mortgagee or Lenders, in their discretion, may elect. Mortgagee or Lenders may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee or Lenders thereafter to foreclose this Security Instrument. The rights of Mortgagee and Lenders under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lenders or Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. None of Lenders or Mortgagee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
(d)    In the event of a foreclosure sale, whether made under the terms hereof, or under judgment of a court, the Collateral may, at the option of Mortgagee, be sold as a whole with the Land and Improvements.
Section 8.8.    RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee or any Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.
Section 8.9.    RIGHT OF ENTRY. Upon reasonable notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times.
Section 8.10.    BANKRUPTCY.
(a)    Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to proceed in its own name or in the name of Lenders or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(b)    If there shall be filed by or against Mortgagor a petition under Bankruptcy Code, as the same may be amended from time to time, and Mortgagor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten-day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) Mortgagee covenants to cure or provide adequate assurance of future performance under the Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.
Section 8.11.    SUBROGATION. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against all or any portion of the Property, then, to the extent of the funds so used, Mortgagee and Lenders shall be subrogated to all of the rights, claims, Liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, Liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and Lenders and are merged with the Lien and security interest created herein as cumulative security for the payment and performance of the Obligations.
ARTICLE 9.     INDEMNIFICATIONS
Section 9.1.    GENERAL INDEMNIFICATION. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for an Indemnitee) (collectively, “Losses”) imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks , curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Mortgagee or any Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Operating Lease or any Lease; or (f) the payment of any commission charge or brokerage fee to anyone which may be payable in connection with the Loan; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Mortgagor, any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Mortgagor, any Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Any amounts payable to an Indemnitee by reason of the application of this Section 9.1 shall be immediately due and payable, shall constitute a portion of the Obligations and shall bear interest at the Default Rate from the date the Loss is sustained by an Indemnitee until paid.
Section 9.2.    MORTGAGE AND/OR INTANGIBLE TAX. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any and all Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument or any other Loan Document.
Section 9.3.    ENVIRONMENTAL COVENANTS. Certain Loan Parties have provided representations, warranties and covenants regarding environmental matters set forth either in the Credit Agreement or in the Environmental Indemnity defined therein, and Mortgagor shall comply with the aforesaid covenants regarding environmental matters.
Section 9.4.    MORTGAGEE’S RIGHTS. Mortgagee and any other Person designated by Mortgagee, including but not limited to any representative of a governmental authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Mortgagee’s sole (but reasonable) discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Mortgagor shall cooperate with and provide access to Mortgagee and any such Person designated by Mortgagee. Mortgagee agrees that it shall not exercise its rights under this Section 9.4 more frequently than once per calendar year unless Mortgagee reasonably believes that the Property is not in full compliance with all Environmental Laws or if an Event of Default has occurred and is continuing.
ARTICLE 10.     WAIVERS AND OTHER MATTERS
Section 10.1.    WAIVER OF COUNTERCLAIM. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee or any Lender arising out of or in any way connected with this Security Instrument, the Property, the Notes, the Credit Agreement, any of the other Loan Documents or the Obligations.
Section 10.2.    MARSHALLING AND OTHER MATTERS. Mortgagor hereby waives, to the extent permitted by Laws, the benefit of all Legal Requirements now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Legal Requirements.
Section 10.3.    WAIVER OF NOTICE. Mortgagor shall not be entitled to any notices of any nature whatsoever from Lenders, Mortgagee except with respect to matters for which this Security Instrument or the Credit Agreement specifically and expressly provides for the giving of notice by Lenders or Mortgagee to Mortgagor and except with respect to matters for which Mortgagor is not permitted by Legal Requirements to waive its right to receive notice, and Mortgagor hereby expressly waives presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind from Lenders, Mortgagee with respect to any matter for which this Security Instrument or Legal Requirements do not specifically and expressly provide for the giving of notice by Lenders, Mortgagee to Mortgagor.
Section 10.4.    WAIVER OF STATUTE OF LIMITATIONS. Mortgagor hereby expressly waives and releases to the fullest extent permitted by applicable Laws, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.
Section 10.5.    SOLE DISCRETION OF MORTGAGEE. Whenever pursuant to this Security Instrument, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee,-the decision of Mortgagee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically provided herein or in the Credit Agreement) be in the sole discretion of Mortgagee and shall be final and conclusive.
Section 10.6.    WAIVER OF TRIAL BY JURY. MORTGAGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
Section 10.7.    WAIVER OF FORECLOSURE DEFENSE. Mortgagor hereby waives any defense Mortgagor might assert or have by reason of Mortgagee’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Mortgagee.
Section 10.8.    MORTGAGOR’S KNOWLEDGE. MORTGAGOR SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS SECURITY INSTRUMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS SECURITY INSTRUMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS SECURITY INSTRUMENT, (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS SECURITY INSTRUMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS SECURITY INSTRUMENT, AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS SECURITY INSTRUMENT PROVIDE FOR (i) CERTAIN WAIVERS AND FOR (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER APPLICABLE LAWS. MORTGAGEE FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS SECURITY INSTRUMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS.”
Section 10.9.    USURY SAVINGS PROVISIONS. It is the intent of Mortgagee, Lenders and Mortgagor in the execution of the Credit Agreement and the other Loan Documents and any other written or oral agreement by Mortgagor in favor of Mortgagee and Lenders to contract in strict compliance with applicable usury Laws. In furtherance thereof, Mortgagee, Lenders and Mortgagor stipulate and agree that none of the terms and provisions contained in the Credit Agreement and the other Loan Documents, or in any other written or oral agreement by Mortgagor or any Loan Party in favor of Mortgagee and Lenders, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable Laws; that neither Mortgagor nor any guarantors, endorsers or other Persons now or hereafter becoming liable for payment of the Obligations are agreeing to pay at a rate in excess of the maximum interest that may be lawfully charged under applicable Laws; and that the provisions of this subsection shall control over all other provisions of the Credit Agreement and the other Loan Documents or any other oral or written agreements which may be in apparent conflict herewith. Mortgagee and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Loan or the remaining Obligations are accelerated. If the maturity of the Loan or the remaining Obligations shall be accelerated for any reason or if the principal of the Loan or the remaining Obligations are paid prior to the end of the term of the Loan or the Obligations, as applicable, and as a result thereof the interest received for the actual period of existence of the Loan or the Obligations, as applicable, exceeds the applicable maximum lawful rate, Mortgagee and Lenders shall, at Mortgagee’s option, either refund to Mortgagor the amount of such excess or credit the amount of such excess against the principal balance of the Obligations then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable Laws as a result of such excess interest. In the event that Mortgagee and Lenders shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Loan or the Obligations to a rate in excess of that permitted to be charged by applicable Laws, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Mortgagee, be either immediately returned to Mortgagor or credited against the Obligations then outstanding, in which event any and all penalties of any kind under applicable Laws as a result of such excess interest shall be inapplicable.
ARTICLE 11.         CROSS-COLLATERALIZATION
Section 11.1.    CROSS-COLLATERALIZATION. Mortgagor acknowledges that the Obligations are secured by this Security Instrument together with those certain other Mortgages (as defined in the Credit Agreement) now or hereafter given by Borrower (or any one or more of them) to Mortgagee (whether one or more, collectively, the “Other Mortgages”) encumbering the real and personal property more particularly described in the Other Mortgages (such real and personal property, collectively, the “Other Properties”), all as set forth in the Credit Agreement. Upon the occurrence of an Event of Default, Mortgagee shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Other Mortgages whether by court action, power of sale or otherwise, under any applicable provision of Laws, for all of the Obligations and the Lien and the security interest created by the Other Mortgages shall continue in full force and effect without loss of priority as a Lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding. Mortgagor acknowledges and agrees that the Property and the Other Properties are located in one or more states and/or counties, and therefore Mortgagee shall be permitted to, or as the case may be, to direct certain named trustees to, enforce payment and performance of the Obligations and the performance of any term, covenant or condition of the Notes, this Security Instrument, the Other Mortgages or the other Loan Documents and exercise any and all rights and remedies under the Notes, this Security Instrument, the other Loan Documents or the Other Mortgages or, as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Mortgagee, in its sole discretion, in any one or more of the states or counties in which the Property or any of the Other Properties are located. Neither the acceptance of this Security Instrument, the Other Mortgages or the other Loan Documents nor the enforcement thereof in any one state or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Notes, this Security Instrument, the Other Mortgages or the other Loan Documents through one or more additional proceedings in that state or county or in any other state or county. Any and all sums received by Mortgagee or any Lender under the Notes, this Security Instrument, and the other Loan Documents shall be applied to the Obligations in such order and priority as Mortgagee shall determine, in its sole discretion, without regard to any portion of the Loan allocated to any Property or any of the Other Properties or the appraised value of the Property or any of the Other Properties.
ARTICLE 12.     MORTGAGEE AND NOTICES
Section 12.1.    FAILURE TO ACT. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure of Mortgagee to take any action hereunder or under any other Loan Document shall not (a) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Loan Documents, (b) adversely affect any rights of Mortgagee or any Lender hereunder or under any other Loan Document, or (c) relieve Mortgagor of any of Mortgagor’s obligations hereunder or under any other Loan Document.
Section 12.2.    NOTICES. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Credit Agreement (including that notices to Mortgagor shall be sent to each of Mortgagor’s addresses set forth in the Credit Agreement and this Security Instrument); provided, however, that any notice given in accordance with the requirements of any applicable statute (including, without limitation, statutes governing foreclosure or notices of foreclosure) shall be effective when given in accordance with statutory requirements, notwithstanding anything to the contrary contained herein or in any other Loan Document.
ARTICLE 13.     APPLICABLE LAWS
Section 13.1.    GOVERNING LAWS; JURISDICTION; ETC.
(a)    GOVERNING LAW. THIS SECURITY INSTRUMENT SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE LAND IS LOCATED SHALL APPLY.
(b)    SUBMISSION TO JURISDICTION. WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS SECURITY INSTRUMENT, MORTGAGOR (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECURITY INSTRUMENT WILL BE DEEMED TO PRECLUDE AGENT FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.
(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 13.2.    PROVISIONS SUBJECT TO APPLICABLE LAWS. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of Laws and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable Laws. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 14.     DEFINITIONS
Section 14.1.    GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and:
(a)    the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein”;
(b)    the word “Mortgagee” shall mean “Mortgagee and any of Mortgagee’s successors and assigns”;
(c)    the word “Lenders” shall mean “all or each of the Lenders and any of their or its respective successors and assigns”;
(d)    the word “Notes” shall mean “the Notes and any other evidence of indebtedness secured by this Security Instrument”;
(e)    the word “Property” shall include any portion of the Property and any interest therein;
(f)    the word “Other Properties” shall include any portion of the Other Properties and any interest therein; and
(g)    the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
ARTICLE 15.     MISCELLANEOUS PROVISIONS
Section 15.1.    NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor, Lenders or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 15.2.    SUCCESSORS AND ASSIGNS. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor, Mortgagee and Lenders and their respective successors and assigns forever.
Section 15.3.    INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Credit Agreement, the Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Credit Agreement, the Notes and this Security Instrument shall be construed without such provision.

Section 15.4.    HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 15.5.    NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 15.6.    ENTIRE AGREEMENT. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Loan Documents.
Section 15.7.    LIMITATION ON MORTGAGEE’S OR LENDERS’ RESPONSIBILITY. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lenders or Mortgagee, nor shall it operate to make Lenders or Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lenders or Mortgagee a “mortgagee in possession.”
ARTICLE 16.     STATUS OF MORTGAGOR
Section 16.1.    STATUS OF MORTGAGOR. Mortgagor’s exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Mortgagor is an organization of the type specified in the first paragraph of this Security Instrument. Mortgagor is incorporated in or organized under the Laws of the state specified in Section 1.4 of this Security Instrument. Mortgagor’s principal place of business and chief executive office, and the place where Mortgagor kept its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Mortgagor) c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel. Mortgagor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in Section 1.4 of this Security Instrument. Mortgagor will not change or permit to be changed (a) Mortgagor’s name, (b) Mortgagor’s identity (including its trade name or names), (c) Mortgagor’s principal place of business set forth on the first page of this Security Instrument, (d) the corporate, partnership or other organizational structure of Mortgagor, (e) Mortgagor’s state of organization, or (f) Mortgagor’s organizational number, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Mortgagor’s structure not permitted by the Credit Agreement, without first obtaining the prior written consent of Lender. If Mortgagor does not now have an organizational identification number and later obtains one, Mortgagor promptly shall notify the Lender of such organizational identification number.
ARTICLE 17.     INTENTIONALLY OMITTED

ARTICLE 18.     OPERATING LEASE PROVISIONS.
Section 18.1.    NO MERGER OF FEE AND LEASEHOLD ESTATES, RELEASES. So long as any portion of the Obligations remains unpaid or unsatisfied or until this Security Instrument is reconveyed pursuant to the terms hereof or the Credit Agreement, unless Mortgagee shall otherwise consent, the fee title to the Land and the leasehold estate created under the Operating Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates by purchase, operation of Laws or otherwise. Mortgagee reserves the right, at any time, to release portions of the Property, including, but not limited to, the leasehold estates created by the Operating Lease, with or without consideration, at Mortgagee’s election, without waiving or affecting any of its rights hereunder or under the Notes or the other Loan Documents and any such release shall not affect Mortgagee’s rights in connection with the portion of the Property not so released.
Section 18.2.    MORTGAGOR’S ACQUISITION OF FEE ESTATE. So long as any portion of the Obligations remains unpaid or unsatisfied or until this Security Instrument is reconveyed pursuant to the terms hereof or the Credit Agreement, if any Mortgagor shall be the owner of fee title to and/or a leasehold estate in all or any portion of the Property, the Lien of this Security Instrument shall be spread to cover such additional title and rights and said title and rights shall be deemed to be included in the Property. Mortgagor agrees, at its sole cost and expense, including without limitation, reasonable attorney’s fees to (i) execute any and all documents or instruments necessary to confirm that its title and rights to the Property are subject to the Lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the Lien of this Security Instrument is a first lien on its title and rights to the Property.
Section 18.3.     OPERATING LEASE COVENANTS, REPRESENTATIONS AND WARRANTIES. The provisions of the Credit Agreement respecting Mortgagor’s covenants, representations and warranties with respect to the Operating Lease, including without limitation, Section 6.39 thereof, are hereby incorporated herein by reference as if fully set forth herein. Without limiting the foregoing, Owner hereby confirms its consent to Operator’s grant of the mortgage lien and security interests encumbering the Operating Lease contained herein.
ARTICLE 19.     THIRD PARTY MORTGAGOR PROVISIONS
Section 19.1.    THIRD PARTY MORTGAGOR. Each Mortgagor agrees to the provisions of this Article of the Security Instrument with respect to its interest in the property encumbered by this Security Instrument and the obligations secured hereby to the extent the proceeds of the secured obligations have been paid to or for the benefit of a person (the “Third Party Borrower”) other than such Mortgagor.
Section 19.2.    AUTHORIZATIONS TO MORTGAGEE. Mortgagor authorizes Mortgagee, without notice or demand and without affecting their liability hereunder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the secured indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold other security for the payment of the indebtedness, and exchange, enforce, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or pledge agreement, as Mortgagee in its discretion may determine; and (iv) release or substitute any one or more of the endorsers or guarantors of any indebtedness.
Section 19.3.    MORTGAGOR’S WARRANTIES. Mortgagor warrants that: (i) this Security Instrument is executed at the request of Third Party Borrower; and (ii) Mortgagor has adequate means of obtaining from Third Party Borrower on a continuing basis financial and other information pertaining to Third Party Borrower’s financial condition without relying on Mortgagee therefor. Mortgagor agrees to keep adequately informed from such means of any facts, events or circumstances which Mortgagor considers material or which might in any way affect Mortgagor’s risks hereunder. With respect to information or material acquired in the normal course of Mortgagee’s relationship with Third Party Borrower, Mortgagor agrees that Mortgagee shall have no obligation to disclose such information or material to Mortgagor.
Section 19.4.    MORTGAGOR’S WAIVERS.
(a)    Mortgagor waives any right to require Mortgagee to (A) proceed against any person, including Third Party Borrower; (B) proceed against or exhaust any collateral held from Third Party Borrower, any endorser or guarantor or any other person; (C) give notice of terms, time and place of any public or private sale of personal property or real property security held from Mortgagors; (D) pursue any other remedy in Mortgagee’s power; or (E) make any presentments, demands for performance, or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any obligations or evidences of indebtedness held by Mortgagee as security, in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder, or in connection with the creation of new or additional indebtedness. Mortgagor agrees that, in case of default and foreclosure, Mortgagee may enforce this Security Instrument against any or all interests encumbered by this Security Instrument in a single proceeding.
(b)    Mortgagor waives any defense arising by reason of (A) any disability or other defense of Third Party Borrower, any endorser or guarantor or any other person; (B) the cessation from any cause whatsoever, other than payment in full of the indebtedness of Third Party Borrower, of the liability of any endorser or guarantor or any other person; (C) the application by Third Party Borrower of the proceeds of any indebtedness for purposes other than the purpose represented by Third Party Borrower to Mortgagee or intended or understood by Mortgagee or Mortgagor; (D) any act or omission by Mortgagee which directly or indirectly results in or aids the discharge of Third Party Borrower or of any indebtedness by operation of law or otherwise; (E) any modification to any secured indebtedness, and including without limitation the renewal, extension, acceleration or other change in time for payment of the indebtedness, or other change in the terms of the indebtedness or any part thereof, including an increase or decrease of the rate of interest thereon; and (F) all suretyship and guarantor’s defenses generally.
(c)    Mortgagor shall have no right of subrogation, and Mortgagor further waives any right to enforce any remedy which Mortgagee now has or may hereafter have against Third Party Borrower, any endorser or guarantor or any other person, and waives any benefit of, or any right to participate in any security whatsoever now or hereafter held by Mortgagee from Third Party Borrower or any other person.
Section 19.5.    FURTHER EXPLANATION OF WAIVERS. Mortgagor waives all rights and defenses that the Mortgagor may have because the Third Party Borrower’s debt is secured by real property. This means, among other things:
(a)    The Mortgagee may foreclose against the Mortgagor’s interests without first foreclosing on any real or personal property collateral pledged by the Third Party Borrower;
(b)    If the Mortgagee forecloses on any real property collateral pledged by the Third Party Borrower: (A) the amount of the debt may reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Mortgagee may foreclose against the Mortgagor’s interests even if the Mortgagee, by foreclosing on the Third Party Borrower’s interests, has destroyed any right the Mortgagor may have to collect from the Third Party Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses the Mortgagor may have because the Third Party Borrower’s debt is secured by the Third Party Borrower’s interest in real property.
Section 19.6.    MORTGAGOR’S UNDERSTANDINGS WITH RESPECT TO WAIVERS.
(a)     Mortgagor warrants and agrees that Mortgagor has had all necessary opportunity to secure any advice which Mortgagor desires with respect to each of the waivers set forth above, that such waivers are made with Mortgagor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.
(b)     Notwithstanding the foregoing, all waivers in this paragraph shall be effective only to the extent permitted by law.
ARTICLE 20.     STATE SPECIFIC PROVISIONS
Section 20.1.    INCONSISTENCIES. In the event of any inconsistencies between the terms and conditions of this Article 20 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 20 shall control and be binding.
Section 20.2.    [INTENTIONALLY OMITTED]

[Remainder of page intentionally blank.
Signature page(s) follow.]

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Mortgage under seal as of the date first set forth above.
Witnesses:    [______________________________________], a     Delaware limited liability company
____________________________        By:    ______________________________
Name:    ______________________________
____________________________        Title:    ______________________________

STATE OF                                 )
) ss:
COUNTY OF                                    )
On this the ___ day of ______________, 2015, before me, the undersigned notary public, personally appeared [_______________________________] of [_____________________________], proved to me through satisfactory evidence of identification, which was __________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as stated above.
IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Mortgage under seal as of the date first set forth above.
Witnesses:    [______________________________________], a     Delaware limited liability company
____________________________        By:    ______________________________
Name:    ______________________________
____________________________        Title:    ______________________________

STATE OF                                 )
) ss:
COUNTY OF                                    )
On this the ___ day of ______________, 2015, before me, the undersigned notary public, personally appeared [_______________________________] of [_____________________________], proved to me through satisfactory evidence of identification, which was __________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as stated above.
IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

EXHIBIT A

Description of Property

[INTENTIONALLY OMITTED]